Exhibit 10.11.3a

AMENDMENT NO. 1
TO
364-DAY CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT (this “Amendment”) is made as of July 31, 2017, by and among PINNACLE WEST CAPITAL CORPORATION (the “Borrower”), the lenders listed on the signature pages hereof (the “Lenders”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Agent (the “Agent”), under that certain 364-Day Credit Agreement, dated as of August 31, 2016, by and among the Borrower, the lenders from time to time parties thereto and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.
WITNESSETH
WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;
WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Credit Agreement on the terms and conditions set forth herein; and
WHEREAS, the Borrower, the Agent and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following:

1.
Amendments to the Credit Agreement. Effective as of July 31, 2017 (the “Amendment Effective Date”) and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)    The front page of the Credit Agreement is hereby amended to replace the term “$75,000,000” now appearing therein with the following: “$125,000,000”.
(b)    Section 1.01 of the Credit Agreement is hereby amended to amend and restate the following definitions in the appropriate alphabetical order:
“Capital Lease Obligations” means, subject to Section 1.03, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease or a finance lease on the balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Indebtedness” means as to any Person at any date (without duplication): (a) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services, excluding, however, trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person so long as such trade accounts payable are paid within 180 days (unless subject to a good faith dispute) of the date incurred; (c) all Indebtedness secured by a Lien on any asset of such Person, to the extent such Indebtedness has been assumed by, or is a recourse obligation of, such Person; (d) all Guarantees by such Person; (e) all Capital Lease Obligations of such Person; and (f) the amount of all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments in support of Indebtedness; provided that Indebtedness, in accordance with Section 1.03, shall exclude any obligation or liability arising from the application or interpretation of ASC Topic 840 or 842 or any related, similar or successor pronouncement, guideline, publication or rule, or which is otherwise excluded in accordance with Section 1.03.

“Termination Date” means the earlier of (a) July 30, 2018 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or Section 6.01.

(c)    Section 1.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Unless otherwise specified herein, and subject to the provision below, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited Consolidated financial statements of the Borrower delivered to the Agent (“GAAP”). If at any time any change in GAAP or in the interpretation thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or in the interpretation thereof (subject to the approval of the Required Lenders); provided that, unless and until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding the foregoing, (a) for purposes of all financial or covenant calculations made under this Agreement and for purposes of defining and calculating Capital Lease Obligations, Indebtedness and Consolidated Indebtedness hereunder for such purposes, all leases or other agreements of any Person deemed to be a lease or other obligation under GAAP (as in effect from time to time) (whether such lease or other agreement is existing as of the date hereof or hereafter entered into) that would not be characterized as (i) a Capital Lease Obligation, (ii) Indebtedness or (iii) Consolidated Indebtedness, in each case, under this Agreement based on GAAP as in effect as of December 31, 2015, will not be deemed to be (i) a Capital Lease Obligation, (ii) Indebtedness or (iii) Consolidated Indebtedness, respectively, as a result of any change in GAAP, or the interpretation or application thereof required or approved by such Person’s independent certified public accountants, occurring or coming into or taking effect after December 31, 2015, including ASC Topic 840 or 842 or any related, similar or successor pronouncement, guidance, publication or rule and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Person at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(d)    Section 8.18 of the Credit Agreement is hereby amended (i) to replace the term “write-down and conversion powers” now appearing in the lead-in paragraph and clause (b)(iii) thereof with the following: “Write-Down and Conversion Powers”, and (ii) to replace the term “Bail-in Action” now appearing in clause (b) thereof with the following: “Bail-In Action”.
(e)    Schedule 1.01 of the Credit Agreement is hereby amended (i) to replace each occurrence of the term “$37,500,000” now appearing therein with the following: “$62,500,000”, and (ii) to replace the term “$75,000,000” now appearing therein with the following, “$125,000,000”.

2.
Conditions of Effectiveness. This Amendment shall become effective as of the Amendment Effective Date upon the Agent’s receipt of (a) duly executed counterparts of the signature pages hereof by each of the Borrower, the Lenders, each Issuing Bank and the Agent (b) an opinion of in-house counsel of the Borrower in form and substance reasonably satisfactory to the Agent, (c) a certificate of the secretary or the associate secretary of the Borrower certifying (i) that there have been no changes in the certificate of incorporation or bylaws of the Borrower since August 31, 2016 (or, to the extent there have been any amendments to the certificate of incorporation or bylaws, since the date of the most recent such amendment and attaching thereto copies of any such amendments), (ii) resolutions of its Board of Directors authorizing the execution, delivery and performance of the Credit Agreement, as modified by this Amendment, and (iii) the incumbency and specimen signature of each of its officers authorized to sign this Amendment, (d) payment of the fees and expenses of Agent’s counsel and all other fees and expenses required to be paid on the Amendment Effective Date and (e) such other documents, instruments and agreements as the Agent shall reasonably request.

3.	Representations and Warranties and Reaffirmations of the Borrower.

3.1.
The Borrower hereby represents and warrants that (i) this Amendment and the Credit Agreement as previously executed and as modified hereby constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and (ii) no Default or Event of Default has occurred and is continuing.

3.2.
Upon the effectiveness of this Amendment and after giving effect hereto, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as modified hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment Effective Date, except that any such covenant, representation, or warranty that was made as of a specific date shall be considered reaffirmed only as of such date.

4.	Reference to the Effect on the Credit Agreement.

4.1.
Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement (including any reference therein to “this Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

4.2.
Except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

4.3.
The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

4.4.
Upon satisfaction of the conditions set forth in Section 2 hereof and the execution hereof by the Borrower, the Lenders, each Issuing Bank and the Agent, this Amendment shall be binding upon all parties to the Credit Agreement.

4.5.	This Amendment shall constitute a Loan Document.

5.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.	Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.
Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic .pdf file shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

PINNACLE WEST CAPITAL CORPORATION, as the Borrower

By: /s/ Lee R. Nickloy
Name: Lee R. Nickloy
Title: Vice President and Treasurer

Signature Page to Amendment No. 1 to 364-Day Credit Agreement
Pinnacle West Capital Corporation (2017)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Agent, as an Issuing Bank and as a Lender

By: /s/ Matthew Bly
Name: Matthew Bly
Title: Vice President

Signature Page to Amendment No. 1 to 364-Day Credit Agreement
Pinnacle West Capital Corporation (2017)

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Credit Risk Director

Signature Page to Amendment No. 1 to 364-Day Credit Agreement
Pinnacle West Capital Corporation (2017)